UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2010 (Date of earliest event reported)
ICOP Digital, Inc. (Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	001-32560 (Commission File Number)	84-1493152 (IRS Employer Identification Number)

16801 West 116th Street (Address of principal executive offices)		66219 (Zip Code)
913-338-5550 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 24, 2010, ICOP Digital, Inc. (the "Company") received a determination from the Listing Qualifications Panel of The NASDAQ Stock Market LLC (the "Panel") indicating that the Panel had granted the Company's request to remain listed on The NASDAQ Stock Market, subject to the condition that, on or before July 12, 2010, the Company evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days.

The determination follows the Company's hearing before the Panel on February 25, 2010, at which the Panel considered the Company's plan to regain compliance with the minimum bid price requirement. The Company is working to timely satisfy the terms of the Panel's decision; however, there can be no assurance that it will be able to do so.

On March 25, 2010, the Company issued a press release announcing the receipt of the Panel Determination from NASDAQ. A copy of the press release is attached to this current report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of ICOP Digital, Inc. dated March 24, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2010	ICOP DIGITAL, INC. By: /s/ David C. Owen David C. Owen Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of ICOP Digital, Inc. dated March 24, 2010